Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Q4 net revenue of $182.4 million, and operating margin above the high end of guidance

Q4 annual recurring revenue of almost $35 million, growing 25% year over year

Q4 free cash flow of $19.0 million - sixth consecutive quarter of cash generation

Q1 2025 restructuring implemented from position of strength to fund 2025 investment opportunities

Added $125 million in cash and repurchased more than $33 million of stock in 2024

SAN JOSE, California – February 5, 2025 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions for businesses, homes, and service providers, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Q4 2024

•
Net revenue of $182.4 million, down 3.3% from Q4 prior year
•
GAAP gross margin of 32.6%, down from 34.8% in Q4 prior year

Non-GAAP gross margin of 32.8%, down from 35.0% in Q4 prior year

•
GAAP operating income of $(15.1) million compared to $(2.9) million from Q4 prior year

Non-GAAP operating income of $(4.2) million compared to $2.7 million from Q4 prior year

•
GAAP EPS of $(0.31) compared to $(0.06) from Q4 prior year

Non-GAAP EPS of $(0.06) compared to $0.09 from Q4 prior year

•
Cash and equivalents up $13.0 million from the prior quarter (repurchased $10.7 million of stock )

2024 Fiscal Year

•
Net revenue of $673.8 million, down 9.1% from the prior year
•
GAAP gross margin of 29.1%, down from 33.6% in the prior year

Non-GAAP gross margin of 29.3%, down from 33.9% in the prior year

•
GAAP operating income of $12.2 million compared to $(33.3) million in the prior year

Non-GAAP operating income of $(49.6) million compared to $(9.9) million in the prior year

•
GAAP EPS of $0.42 compared to $(3.57) in the prior year

Non-GAAP EPS $(0.91) compared to $(0.03) in the prior year

•
Cash and equivalents ended at $408.7 million, up $125.0 million from the prior year

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “Having recently passed my one-year anniversary at NETGEAR, I’m thrilled with our progress as we once again delivered revenue and operating margin above the high end of guidance while driving dramatic shifts in our operating model and focus on the customer. These results were enabled by the proactive steps we took throughout the year to improve our organization, operating model and strategy in pursuit of long-term growth and profitability. In the last year, we aggressively de-stocked our channel, dramatically lowered our inventory, significantly increased our cash position, continued to innovate with new product launches and software enhancements, and added great new people to our world class team. Going forward, the focus is on improving our software capabilities and driving recurring revenue where we have a solid starting point at almost $35 million annual recurring revenue as we exit 2024.”

Bryan Murray, Chief Financial Officer, added, “This marked the sixth consecutive quarter of free cash flow generation, which came in at $19.0 million, driven by DSOs reaching their lowest level in over seven years with the improved linearity in the business enabling us to match sell-in with sell-through. We exited the quarter with nearly $409 million in cash, a sequential increase of $13.0 million. Capital allocation remains a key focus for NETGEAR and in Q4 we resumed our share repurchase program, repurchasing approximately $10.7 million of our common stock. Importantly, to maximize long-term shareholder value, we completed a restructuring of the business, ultimately saving more than $20 million in annual operating expenses that we are reinvesting into the business to capitalize on our highest priority opportunities to expand revenue and profitability.”

NETGEAR For Business (NFB) Segment Results

•
Revenue was $80.8 million, up 14.9% year over year
•
Non-GAAP gross margin was 43.9%, down 270 basis points year over year
•
Non-GAAP contribution margin was 19.7%, down 90 basis points year over year

Mr. Prober continued, “For NFB, our leading ProAV products drove another record quarter in end user sales while we added almost 50 new manufacturing partners and launched Engage 2.0, substantially expanding our software capabilities in this product category. The continuing strong performance of this business provides a great foundation for our return to profitable growth.”

Connected Home Products (CHP) Segment Results

•
Revenue was $101.6 million, down 14.2% year over year
•
Non-GAAP gross margin was 23.9%, down 420 basis points year over year
•
Non-GAAP contribution margin was (1.3)%, down 740 basis points year over year

Mr. Prober continued, “We’ve had a great reception to our recently released WiFi 7 Orbi and Nighthawk products and we are making progress in executing on our ‘good-better-best’ product strategy, which we expect to help us reclaim market share in 2025. Importantly, recurring revenue improved by 25% year over year, a result of the targeted software investments we’ve made across both businesses, including recent upgrades to our Armor offering. Although the full benefits of NETGEAR’s revamped strategy will take time to materialize completely, we’re focused on generating long-term value for shareholders and remain confident in the consumer market opportunity ahead of us as we progress through 2025.”

Business Outlook

Mr. Murray continued, “We expect to continue to see more predictable performance that is aligned with the market for both of our businesses now that both our destocking and inventory reduction actions are completed. However, within NFB, although end user demand for our ProAV line of managed switches remains strong, we are facing lengthy lead times for supply, which will result in us under shipping in Q1 and this is reflected in our muted top line guidance. On the CHP side, we are seeing signs of market stability and expect to experience normal seasonality in the retail portion of this business. We expect revenue from the service provider channel to be approximately $15 million in Q1, down on a sequential basis. Accordingly, we expect first quarter net revenue to be in the range of $145 million to $160 million. In the first quarter we expect to maintain the gross margin performance experienced in the recent fourth quarter, however with our seasonally lower topline we expect our first quarter GAAP operating margin to be in the range of (16.4)% to (13.4)%, and non-GAAP operating margin to be in the range of (10.0)% to (7.0)%. Our GAAP tax expense is expected to be in the range of $1.0 million to $2.0 million, and our non-GAAP tax benefit is expected to be in the range of $0.5 million to $1.5 million for the first quarter of 2025.

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	March 30, 2025
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense (Benefit)

GAAP	(16.4)% - (13.4)%	$1.0 - $2.0
Estimated adjustments for[1]:
Stock-based compensation expense	4.0%	-
Restructuring and other charges	2.4%	-
Non-GAAP tax adjustments	-	$(2.5)
Non-GAAP	(10.0)% - (7.0)%	$(1.5) - $(0.5)

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2025 today, Wednesday, February 5, 2025 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of organizations of all sizes. NETGEAR’s Connected Home products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to keep families safe online, whether at home or on the go. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2025 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; expectations regarding more predictable performance that is aligned to the market; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2024, filed with the Securities and Exchange Commission on November 1, 2024. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, intangibles impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, gain on litigation settlements, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and twelve months ended December 31, 2024 and December 31, 2023 are adjustments to tax expense (benefit) related to differences between our prior forecasts and actual results for the twelve months ended.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$286,444	$176,717
Short-term investments	122,246	106,931
Accounts receivable, net	156,210	185,059
Inventories	162,539	248,851
Prepaid expenses and other current assets	30,590	30,421
Total current assets	758,029	747,979
Property and equipment, net	11,288	8,273
Operating lease right-of-use assets	28,047	37,285
Goodwill	36,279	36,279
Other non-current assets	16,587	17,326
Total assets	$850,230	$847,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,481	$46,850
Accrued employee compensation	23,290	21,286
Other accrued liabilities	148,078	168,084
Deferred revenue	30,261	27,091
Income taxes payable	9,973	1,037
Total current liabilities	270,083	264,348
Non-current income taxes payable	7,583	12,695
Non-current operating lease liabilities	19,796	29,698
Other non-current liabilities	11,702	4,906
Total liabilities	309,164	311,647
Stockholders’ equity:
Common stock	29	30
Additional paid-in capital	997,912	967,651
Accumulated other comprehensive income	241	136
Accumulated deficit	(457,116)	(432,322)
Total stockholders’ equity	541,066	535,495
Total liabilities and stockholders’ equity	$850,230	$847,142

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net revenue	$182,419	$182,854	$188,674	$673,759	$740,840
Cost of revenue	123,035	126,371	123,038	477,832	491,588
Gross profit	59,384	56,483	65,636	195,927	249,252
Gross margin	32.6%	30.9%	34.8%	29.1%	33.6%
Operating expenses:
Research and development	20,099	20,905	19,592	81,082	83,295
Sales and marketing	32,212	31,196	30,552	123,694	127,778
General and administrative	17,858	8,357	17,107	63,468	66,243
Litigation reserves, net	3,613	(100,855)	—	(89,012)	178
Restructuring and other charges	687	1,072	1,259	4,479	3,962
Intangibles impairment	—	—	—	—	1,071
Total operating expenses	74,469	(39,325)	68,510	183,711	282,527
Income (loss) from operations	(15,085)	95,808	(2,874)	12,216	(33,275)
Operating margin	(8.3)%	52.4%	(1.5)%	1.8%	(4.5)%
Other income, net	3,624	3,485	2,454	12,672	14,139
(Loss) income before income taxes	(11,461)	99,293	(420)	24,888	(19,136)
(Benefit from) provision for income taxes	(2,575)	14,219	1,249	12,525	85,631
Net (loss) income	$(8,886)	$85,074	$(1,669)	$12,363	$(104,767)

Net (loss) income per share:
Basic	$(0.31)	$2.96	$(0.06)	$0.43	$(3.57)
Diluted	$(0.31)	$2.90	$(0.06)	$0.42	$(3.57)

Weighted average shares used to compute net (loss) income per share:
Basic	28,648	28,705	29,623	28,905	29,355
Diluted	28,648	29,364	29,623	29,683	29,355

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2024	December 31, 2023

Cash flows from operating activities:
Net income (loss)	$12,363	$(104,767)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,514	7,161
Stock-based compensation	22,678	17,938
Gain on investments, net	(3,552)	(3,226)
Intangibles impairment	—	1,071
Deferred income taxes	1,001	82,319
Provision for excess and obsolete inventory	6,064	3,168
Changes in assets and liabilities:
Accounts receivable, net	28,849	92,425
Inventories	80,248	47,595
Prepaid expenses and other assets	5,101	(3,189)
Accounts payable	11,486	(38,947)
Accrued employee compensation	2,004	(2,846)
Other accrued liabilities	(15,152)	(45,893)
Deferred revenue	3,368	6,969
Income taxes payable	3,825	(2,925)
Net cash provided by operating activities	164,797	56,853
Cash flows from investing activities:
Purchases of short-term investments	(137,228)	(135,920)
Proceeds from maturities of short-term investments	120,290	115,006
Purchases of property and equipment	(8,994)	(5,799)
Purchases of long-term investments	(225)	(720)
Net cash used in investing activities	(26,157)	(27,433)
Cash flows from financing activities:
Repurchases of common stock	(33,088)	—
Restricted stock unit withholdings	(3,409)	(2,793)
Proceeds from exercise of stock options	4,019	—
Proceeds from issuance of common stock under employee stock purchase plan	3,565	3,590
Net cash (used in) provided by financing activities	(28,913)	797
Net increase in cash and cash equivalents	109,727	30,217
Cash and cash equivalents, at beginning of period	176,717	146,500
Cash and cash equivalents, at end of period	$286,444	$176,717

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP gross profit	$59,384	$56,483	$65,636	$195,927	$249,252
GAAP gross margin	32.6%	30.9%	34.8%	29.1%	33.6%
Amortization of intangibles	—	—	—	—	257
Stock-based compensation expense	391	444	358	1,613	1,405
Non-GAAP gross profit	$59,775	$56,927	$65,994	$197,540	$250,914
Non-GAAP gross margin	32.8%	31.1%	35.0%	29.3%	33.9%

GAAP research and development	$20,099	$20,905	$19,592	$81,082	$83,295
Stock-based compensation expense	(887)	(868)	(885)	(3,297)	(3,935)
Non-GAAP research and development	$19,212	$20,037	$18,707	$77,785	$79,360

GAAP sales and marketing	$32,212	$31,196	$30,552	$123,694	$127,778
Stock-based compensation expense	(2,190)	(1,520)	(1,237)	(6,182)	(5,336)
Non-GAAP sales and marketing	$30,022	$29,676	$29,315	$117,512	$122,442

GAAP general and administrative	$17,858	$8,357	$17,107	$63,468	$66,243
Stock-based compensation expense	(3,158)	(2,788)	(1,821)	(11,586)	(7,262)
Non-GAAP general and administrative	$14,700	$5,569	$15,286	$51,882	$58,981

GAAP total operating expenses	$74,469	$(39,325)	$68,510	$183,711	$282,527
Stock-based compensation expense	(6,235)	(5,176)	(3,943)	(21,065)	(16,533)
Intangibles impairment	—	—	—	—	(1,071)
Restructuring and other charges	(687)	(1,072)	(1,259)	(4,479)	(3,962)
Litigation reserves, net	(3,613)	100,855	—	89,012	(178)
Non-GAAP total operating expenses	$63,934	$55,282	$63,308	$247,179	$260,783

GAAP operating (loss) income	$(15,085)	$95,808	$(2,874)	$12,216	$(33,275)
GAAP operating margin	(8.3)%	52.4%	(1.5)%	1.8%	(4.5)%
Amortization of intangibles	—	—	—	—	257
Stock-based compensation expense	6,626	5,620	4,301	22,678	17,938
Intangibles impairment	—	—	—	—	1,071
Restructuring and other charges	687	1,072	1,259	4,479	3,962
Litigation reserves, net	3,613	(100,855)	—	(89,012)	178
Non-GAAP operating (loss) income	$(4,159)	$1,645	$2,686	$(49,639)	$(9,869)
Non-GAAP operating margin	(2.3)%	0.9%	1.4%	(7.4)%	(1.3)%

GAAP other income, net	$3,624	$3,485	$2,454	$12,672	$14,139
Gain/loss on investments, net	110	(49)	(8)	93	8
Gain on litigation settlements	—	—	—	—	(6,000)
Non-GAAP other income, net	$3,734	$3,436	$2,446	$12,765	$8,147

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP net (loss) income	$(8,886)	$85,074	$(1,669)	$12,363	$(104,767)
Amortization of intangibles	—	—	—	—	257
Stock-based compensation expense	6,626	5,620	4,301	22,678	17,938
Intangibles impairment	—	—	—	—	1,071
Restructuring and other charges	687	1,072	1,259	4,479	3,962
Litigation reserves, net	3,613	(100,855)	—	(89,012)	178
Gain/loss on investments, net	110	(49)	(8)	93	8
Gain on litigation settlements	—	—	—	—	(6,000)
Non-GAAP tax adjustments	(3,761)	14,203	(1,138)	23,055	86,586
Non-GAAP net income (loss)	$(1,611)	$5,065	$2,745	$(26,344)	$(767)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net (loss) income per diluted share	$(0.31)	$2.90	$(0.06)	$0.42	$(3.57)
Amortization of intangibles	—	—	—	—	0.01
Stock-based compensation expense	0.23	0.19	0.14	0.78	0.61
Intangibles impairment	—	—	—	—	0.04
Restructuring and other charges	0.02	0.04	0.04	0.15	0.13
Litigation reserves, net	0.13	(3.43)	—	(3.08)	0.01
Gain/loss on investments, net	—	—	—	—	—
Gain on litigation settlements	—	—	—	—	(0.20)
Non-GAAP tax adjustments	(0.13)	0.47	(0.03)	0.82	2.94
Non-GAAP net income (loss) per diluted share [1]	$(0.06)	$0.17	$0.09	$(0.91)	$(0.03)

Shares used in computing GAAP net (loss) income per diluted share	28,648	29,364	29,623	29,683	29,355
Shares used in computing non-GAAP net income (loss) per diluted share	28,648	29,364	29,683	28,905	29,355

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	December 31, 2024	September 29, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Cash, cash equivalents and short-term investments	$408,690	$395,732	$294,339	$289,421	$283,648
Cash, cash equivalents and short-term investments per diluted share	$14.27	$13.48	$10.19	$9.85	$9.56

Accounts receivable, net	$156,210	$177,326	$147,069	$172,771	$185,059
Days sales outstanding (DSO)	80	88	93	96	89

Inventories	$162,539	$161,976	$188,936	$211,270	$248,851
Ending inventory turns	3.0	3.1	2.4	2.2	2.0

Weeks of channel inventory:
U.S. retail channel	9.7	9.5	9.5	11.2	10.8
U.S. distribution channel	3.3	2.4	2.8	4.0	7.9
EMEA distribution channel	4.8	5.3	5.2	5.9	6.4
APAC distribution channel	10.0	9.5	8.3	8.0	10.0

Deferred revenue (current and non-current)	$35,362	$35,068	$34,216	$33,714	$31,994

Headcount	655	638	622	628	635
Non-GAAP diluted shares	28,648	29,364	28,883	29,395	29,683

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2024		September 29, 2024		December 31, 2023		December 31, 2024		December 31, 2023

Americas	$122,857	67%	$127,752	70%	$124,798	66%	$456,040	68%	$504,349	68%
EMEA	35,920	20%	32,798	18%	37,899	20%	127,260	19%	148,922	20%
APAC	23,642	13%	22,304	12%	25,977	14%	90,459	13%	87,569	12%
Total	$182,419	100%	$182,854	100%	$188,674	100%	$673,759	100%	$740,840	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023

NETGEAR for Business	$80,792	$78,530	$70,296	$287,812	$293,975
Connected Home	101,627	104,324	118,378	385,947	446,865
Total net revenue	$182,419	$182,854	$188,674	$673,759	$740,840

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023

NETGEAR for Business	$264	$268	$152	$977	$579
Connected Home	19,801	22,949	27,313	90,035	98,659
Total service provider net revenue	$20,065	$23,217	$27,465	$91,012	$99,238

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

SEGMENT DATA:

	Three Months Ended												Twelve Months Ended
	December 31, 2024			September 29, 2024			December 31, 2023						December 31, 2024			December 31, 2023
(In thousands, except percentage data)	NETGEAR for Business	Connected Home	Total	NETGEAR for Business	Connected Home	Total	NETGEAR for Business		Connected Home		Total		NETGEAR for Business	Connected Home	Total	NETGEAR for Business		Connected Home		Total
Net revenue	$80,792	$101,627	$182,419	$78,530	$104,324	$182,854	$70,296		$118,378		$188,674		$287,812	$385,947	$673,759	$293,975		$446,865		$740,840
Cost of revenue	45,354	77,290	122,644	43,436	82,491	125,927	37,519		85,162		122,681		168,399	307,820	476,219	163,083		326,843		489,926
Gross profit	35,438	24,337	59,775	35,094	21,833	56,927	32,777		33,216		65,993		119,413	78,127	197,540	130,892		120,022		250,914
Gross margin	43.9%	23.9%	32.8%	44.7%	20.9%	31.1%	46.6%		28.1%		35.0%		41.5%	20.2%	29.3%	44.5%		26.9%		33.9%
Contribution income (loss)	15,907	(1,297)	14,610	16,133	(4,780)	11,353	14,511	*	7,209	*	21,720	*	44,005	(26,011)	17,994	56,765	*	9,545	*	66,310	*
Contribution margin	19.7%	(1.3)%	8.0%	20.5%	(4.6)%	6.2%	20.6%	*	6.1%	*	11.5%	*	15.3%	(6.7)%	2.7%	19.3%	*	2.1%	*	9.0%	*
Corporate and unallocated costs			(18,769)			(9,708)					(19,034)	*			(67,633)					(76,179)	*
Amortization of intangibles			—			—					—				—					(257)
Stock-based compensation expense			(6,626)			(5,620)					(4,301)				(22,678)					(17,938)
Intangibles impairment			—			—					—				—					(1,071)
Restructuring and other charges			(687)			(1,072)					(1,259)				(4,479)					(3,962)
Litigation reserves, net			(3,613)			100,855					—				89,012					(178)
Other income, net			3,624			3,485					2,454				12,672					14,139
Loss before income taxes			$(11,461)			$99,293					$(420)				$24,888					$(19,136)

_______________________

* Financial information for each reportable segment in the prior year periods were recast to conform to the current reportable segment structure.